UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
FORM 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2020
  _______________________________
Hi-Crush Inc.
(Exact name of registrant as specified in its charter)
   _______________________________

Delaware	001-35630	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd, Suite 600
Houston, Texas 77056
(Address of Principal Executive Offices and Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	HCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 3, 2020, in connection with Laura C. Fulton’s resignation from her position as the Chief Financial Officer (Principal Financial Officer) of Hi-Crush Inc. (the "Company"), as previously reported on the Company’s Current Report on Form 8-K filed on December 6, 2019, Ms. Fulton entered into a Separation and Release Agreement with Hi-Crush Services LLC and the Company (the "Separation Agreement"). Pursuant to the Separation Agreement, 58,676 restricted stock units and 41,324 performance share units previously granted to Ms. Fulton pursuant to the Hi-Crush Inc. Long Term Incentive Plan were accelerated. Under the Separation Agreement, Ms. Fulton provided a comprehensive release of claims in favor of the Company and its affiliates.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Separation and Release Agreement between Laura C. Fulton, Hi-Crush Services LLC and Hi-Crush Inc. dated January 3, 2020
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Inc.

Date:	January 7, 2020	By:	/s/ Mark C. Skolos
Mark C. Skolos
General Counsel, Chief Compliance Officer and Secretary